Exhibit 23


               Consent of Ernst & Young LLP, Independent Auditors



   We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Swing-N-Slide Corp. Stock Program of our report dated January 30, 1997, with respect to the consolidated financial statements and schedules of Swing-N-Slide Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.




   Milwaukee, Wisconsin                                     ERNST & YOUNG LLP
   March 25, 1997